EXHIBIT 99.1

Media Contact:

HealthStream, Inc.
Mollie Condra, Ph.D.
Vice President,
Investor Relations & Communications
(615) 301-3237
Mollie.condra@healthstream.com

HealthStream Acquires Health Care Compliance Strategies; Creates Comprehensive Compliance
Solution for Healthcare Providers

Nashville, Tenn. (March 4, 2014) – HealthStream, Inc. (NASDAQ: HSTM), a leading provider of workforce development and research / patient experience solutions for the healthcare industry, today announced that it has acquired Health Care Compliance Strategies, Inc. (HCCS), a Jericho, New York-based company focused on interactive and engaging online compliance training for healthcare organizations. HealthStream adds to its workforce development solutions with a comprehensive curriculum of premium courseware and an outstanding application for managing conflicts of interest disclosures, along with a team of professionals with extensive industry experience and thought leadership in healthcare compliance.

Healthcare is one of the most highly regulated industries in the U.S. and the number of regulations continues to grow, which results in growing demands for compliance training. HealthStream has long been the leading provider of workforce development solutions in healthcare, which has included its OSHA & accreditation compliance training in U.S. hospitals with its 3.7 million subscribers to its platform. With its added capabilities, courseware, and expertise from the acquisition of HCCS, HealthStream now has a comprehensive compliance solution—with a full continuum of services and training programs that addresses the broad range of compliance priorities.

“HealthStream is a perfect fit for HCCS to further support development of the healthcare workforce,” said Ben Diamond, president, HCCS. “We are both focused on providing exceptional compliance solutions that, in turn, help to improve patient outcomes and promote compliance with ethical, legal, and accreditation guidelines. HealthStream has pioneered compliance solutions in healthcare and we are excited to play a role in building their robust compliance offering.”

Through the acquisition of HCCS, HealthStream adds a comprehensive curriculum of premium compliance courseware and training programs, which include several bundled offerings—like the Quality Improvement Suite, Workplace Compliance Suite, General Compliance Suite, and the Research Compliance Suite. HCCS’ courses use fast, rich content, with full motion video and interactivity. Examples of the diverse compliance topics in HCCS’ courseware include HIPAA Compliance, Bioterrorism & Disaster Preparation, Patient Rights, Reducing Medication Errors, and Health Plan Compliance. Helping organizations comply with the training requirements of Corporate Integrity Agreements (CIAs) is another specialty area of HCCS that adds to HealthStream’s overall compliance solution strategy.

HealthStream’s workforce development solutions are also expanded with HCCS’ SaaSbased application for tracking potential conflicts of interest disclosures, known as the COISMART system. Cumbersome manual processes are automated with COI-SMART as the system tracks and manages potential conflicts of interest among hospitals’ physicians, executives, and other healthcare professionals. Correspondingly, courses are also offered in “Conflicts of Interest and Research Misconduct.” COI-SMART will be offered on a subscription basis to healthcare organizations, adding another powerful, healthcare-specific application, which will be integrated with HealthStream’s workforce development platform.

HealthStream’s comprehensive compliance solution will be offered primarily to corporate compliance officers in hospitals, who represent an increasingly important role in healthcare organizations. At this time, 98 percent of healthcare organizations have a corporate compliance officer (CCO) with a staff, on average, of three full-time employees. The Health Care Compliance Association now has over 9,000 active members. Alongside the growing number of federal and state regulatory requirements, the industry-wide focus on improving patient safety has further contributed to the importance of compliance programs in healthcare organizations. The addition of HCCS brings a sales team dedicated to this channel, which will be immediately expanded to cover HealthStream’s 10 sales regions.

“I would like to extend a warm welcome to HCCS’ clients and employees,” said Robert A. Frist, Jr., chief executive officer, HealthStream. “Providing OSHA & accreditation compliance solutions to healthcare organizations has been a core offering for HealthStream for over a decade and we are excited to expand the scope of our solutions in this important area. HCCS’ premium content and thought leadership add important dimensions to our compliance solution strategy.”

Terms of the Transaction: HealthStream purchased the outstanding equity of HCCS for approximately $13.0 million in cash, subject to a post-closing working capital adjustment, and $2.4 million in shares of HealthStream’s common stock in a private placement. In addition, up to an additional $750,000 in cash will be paid over a 12-month period following closing, subject to the achievement of certain performance milestones post-closing.

Financial Information and Updated Financial Outlook for 2014: HealthStream stated that HCCS revenues for the year ended December 31, 2013 were approximately $6.8 million.

HealthStream also stated that it will recognize transaction related expenses of approximately $450,000 in its first quarter 2014 results relating to the acquisition of HCCS in accordance with generally accepted accounting principles (GAAP).

GAAP requires the write-down of the beginning balance of deferred revenue to its fair value at the time of acquisition and HealthStream will apply these fair value GAAP requirements to the HCCS transaction. The Company also updated its financial outlook for 2014 to reflect the estimated impact of the HCCS acquisition, including the estimate of the write-down of deferred revenue.

We now anticipate that consolidated revenues will grow by 25 to 29 percent as compared to 2013, which revenue growth reflects the impact of the deferred revenue write-down related to the HCCS acquisition. We anticipate that revenue growth in the Workforce Development Solutions segment, which will now include HCCS, to be in the 27 to 31 percent range, also reflecting the impact of the deferred revenue write-down related to the HCCS acquisition. We expect the Research/Patient Experience Solutions segment’s revenue to increase by approximately 18 to 22 percent, part of which growth includes revenues from the BLG acquisition that we closed in September of 2013.

We anticipate that the Company’s 2014 full-year operating income will decrease between two and 11 percent over full year 2013 results. This operating income estimated range includes between $2.5 million to $3.0 million related to the combined impact of the deferred revenue write-down, amortization of acquired intangibles, incremental investments in HCCS related sales, marketing, product development to drive future growth, and approximately $450,000 of transaction costs. We anticipate that our 2014 capital expenditures will be between $9.0 million and $12.0 million. Our revised guidance does not include the impact from any other transactions that we may complete during 2014.

About HealthStream
HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of software-as-a-service (SaaS) solutions are used by, collectively, approximately 3.7 million healthcare employees in the U.S. for workforce development, talent management, performance assessment, and managing simulation-based education programs. Our research / patient experience solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in Laurel, Maryland, Brentwood, Tennessee, and Pensacola, Florida. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. The Company’s statements regarding the acquisition of HCCS are subject to risks associated with the integration of its operations and the Company’s updated financial outlook for 2014, while presented with numerical specificity, includes forward-looking statements which are based on a variety of assumptions regarding the Company’s operating performance that may not be realized, and which are subject to significant uncertainties and potential contingencies associated with the Company’s financial and accounting procedures and other matters referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such projections will be realized.

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